EXHIBIT (a)(15)


                   IN THE UNITED STATES COURT OF APPEALS
                           FOR THE THIRD CIRCUIT

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                           NOS. 98-1881, 98-1882

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                 ALLIEDSIGNAL INC., a Delaware corporation,
                                 Appellant

                                     v.

               AMP INCORPORATED, a Pennsylvania corporation,
                                  Appellee

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               ALLIEDSIGNAL INC., a Delaware corporation, and
            PMA ACQUISITION CORPORATION, a Delaware corporation,
                                 Appellant

                                     v.

               AMP INCORPORATED, a Pennsylvania corporation,
                                  Appellee

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              On Appeal from the United States District Court
                  for the Eastern District of Pennsylvania
                     Civil Action Nos. 98-CV-4405, 4058

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       REPLY IN SUPPORT OF APPELLANTS' EMERGENCY MOTION FOR A STAY OF
        INJUNCTION PENDING EXPEDITED APPEAL OR, IN THE ALTERNATIVE,
             FOR AN EMERGENCY HEARING ON A LIMITED MERITS ISSUE

==============================================================================

DECHERT PRICE & RHOADS                            SCHNADER HARRISON
Mary A. McLaughlin                                SEGAL & LEWIS
George G. Gordon                                  Arlin M. Adams
4000 Bell Atlantic Tower                          1600 Market Street, Ste. 3600
1717 Arch Street                                  Philadelphia, PA 19103
Philadelphia, PA  19103                           (215) 751-2000
(215) 994-4000                                    (215) 751-2205 Facsimile
(215) 994-2222 Facsimile

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
Alexander R. Sussman
Barry G. Sher
One New York Plaza
New York, New York  10004
(212) 859-8000
(212) 859-4000 Facsimile

          AMP Incorporated ("AMP") is attempting to divert attention from the merits of AlliedSignal Inc.'s ("AlliedSignal") Emergency Motion for a Stay(FN1) by suggesting -- in complete contradiction to the record -- that the current procedural limbo in which AlliedSignal finds itself was caused, not by the district court's constant reinterpretation of its October 8, 1998 Order, but (1) by AlliedSignal's arguments at the October 21, 1998 hearing and (2) by AlliedSignal's interpretation of allegedly ambiguous statements by the district court. AMP also argues that AlliedSignal has been inconsistent in its characterization of the October 8, 1998 injunction order. AMP is wrong, and can only support its arguments by distorting the record and misstating AlliedSignal's arguments. This short reply brief points out only AMP's most egregious distortions and misstatements.

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1    Appellants' Emergency Motion for a Stay of Injunction Pending Expedited
     Appeal or, in the alternative, for an Emergency Hearing on a Limited Merits Issue.

          First, AMP attempts to explain away the district court's vacillation and consistent reinterpretation of the October 8, 1998 Order by asserting that AlliedSignal has relied on allegedly ambiguous statements by the district court. For example, although the district court expressly stated during the October 13, 1998 conference that AlliedSignal's Consent Statement, as amended, "complies" with the October 8, 1998 Order, AMP argues that this statement was ambiguous. AMP further argues that, given such an "ambiguous" statement, AlliedSignal was "obliged to ask the court for a definitive ruling that it was in compliance." (AMP Brf. at 8-9.) AMP, however, fails even to mention the fact that the district court stated explicitly on October 13 that "[ALLIEDSIGNAL] CAN SOLICIT CONSENTS SO LONG
AS THEY HAVE A SOLICITATION THAT DOES NOT INCLUDE THE POISON PILL." (Tab 3 at 42.)(FN2) It is hard to imagine a more definitive ruling but, as explained in AlliedSignal's Emergency Motion for a Stay, the district court changed its mind just two days later. (Emergency Motion at 6-8.)

-----------------
2 Citations to "Tab __" refer to the tabs attached to the Appendix accompanying AlliedSignal's Emergency Motion for a Stay.

          Second, AMP asserts that, at the October 21, 1998 hearing, the district court refused to allow AlliedSignal to put on evidence regarding its compliance with the October 8, 1998, Order because AlliedSignal argued that the court did not have jurisdiction to consider compliance. That is not true. The arguments that AMP quotes at pages 10-11 of its brief were expressly made in the context of arguing AMP's motion for reconsideration, improperly filed under Rule 59(e), not on the issue of compliance. AMP neglects to mention that counsel for AlliedSignal explained quite clearly that while counsel had expressed concerns about the court's jurisdiction over the Rule 59(e) motion, those concerns specifically did not apply to the court's ability to consider compliance. (Tab 6 at 21, 26.) Indeed, AlliedSignal's counsel pleaded with the district court to proceed with the compliance hearing since AlliedSignal's witnesses were present. (Tab 6 at 27-28.)

          Thus, it is a flat-out misrepresentation to claim, as AMP does (at page 12), that AlliedSignal's counsel reversed position on the "jurisdictional issue" or that the court scheduled the November 4, 1998 compliance hearing only after such a reversal. AlliedSignal's position was consistent throughout the hearing and, contrary to AMP's representations, the court refused to hear testimony on AlliedSignal's compliance even after being assured by counsel for AlliedSignal that it had jurisdiction to do so. (Tab 6 at 21, 26-28.)

          Third, AMP asserts that AlliedSignal has argued that the October 8, 1998 injunction was not specific in its terms while at the same time referring to the injunction Order as specific and clear. To the contrary, AlliedSignal has always maintained that even though the injunction was improperly ordered, its language was clear and AlliedSignal was in complete compliance. In the Emergency Motion for a Stay, AlliedSignal explained that it is the district court's expansion of the terms of the injunction -- not the original injunction order itself -- that violates Rule 65(d)'s mandate that an injunction order be "specific in its terms." (Emergency Motion at 12-13.) By changing its mind at least three times regarding the requirements of the injunction order, whether any proceedings were necessary to determine compliance with the order and the timing of those proceedings, the district court has deprived AlliedSignal of the certainty and finality that Rule 65(d) is designed to insure. (Emergency Motion at 12.)

          AMP cannot escape from the fact that the district court, and not AlliedSignal, has placed AlliedSignal in procedural limbo. The true extent of this dilemma did not become clear until the October 21, 1998 hearing. Prior to October 21, the court initially led AlliedSignal to believe that it could proceed with the consent solicitation and then, even though the court changed its mind, it scheduled a prompt hearing on compliance. That is why AlliedSignal did not seek a stay pending appeal at an earlier point in time. During the October 21 hearing, however, the court sought to persuade AlliedSignal not to proceed with its appeal, declined to hear any evidence on compliance and delayed any compliance hearing for two additional weeks.

          These extraordinary procedural events, and the associated delay, continue to cause AlliedSignal ongoing and very serious harm. Indeed, simple delay is "the most potent weapon" used by officers of a target company in a tender-offer fight and can "seriously impede" or prevent an offer from succeeding. Edgar v. MITE Corp., 457 U.S. 624, 637 n.12 (1982) (plurality opinion) (internal quotation marks and citation omitted). The conditional stay sought by AlliedSignal, however, would help minimize this harm without any corresponding harm to AMP. Contrary to AMP's arguments, AlliedSignal is not looking for a "public relations" victory. It simply wants to participate in the public debate over the appropriate course for AMP shareholders to follow; a debate AMP desperately wants to avoid.

          AlliedSignal respectfully requests that this Court grant the conditional stay sought in AlliedSignal's Emergency Motion for a Stay.

                                               Respectfully submitted


                                               /s/ Mary A. McLaughlin
                                               ------------------------
                                               Mary A. McLaughlin
                                               George G. Gordon
                                               DECHERT PRICE & RHOADS
                                               4000 Bell Atlantic Tower
                                               1717 Arch Street
                                               Philadelphia, PA  19103
                                               (215) 994-4000

                                               Alexander R. Sussman
                                               Barry G. Sher
                                               FRIED, FRANK, HARRIS, SHRIVER &
                                               JACOBSON
                                               One New York Plaza
                                               New York, New York  10004
                                               (212) 859-8000

                                               Arlin M. Adams
                                               SCHNADER HARRISON
                                                 SEGAL & LEWIS
                                               1600 Market Street, Ste. 3600
                                               Philadelphia, PA 19103
                                               (215) 751-2000
                                               Attorneys for AlliedSignal
                                                 and PMA


Dated: October 27, 1998